Better Home & Finance Holding Company Announces First Quarter 2026 Results
Better Reports Strong First Quarter 2026 Results; Provides Guidance for Q2
May 7, 2026
•In Q1 2026, Loan Volume grew 89% year over year to approximately $1.64 billion, exceeding the high end of previously-issued guidance.
•Total Net Revenues from Continuing Operations grew 52% year over year to approximately $48 million.
•Platform Loan Volume reached $821 million in Q1 2026, up 404% year over year, representing half of Loan Volume.
•Announced four strategic actions since the start of Q1 2026: $69 million underwritten public offering, $25 million of planned annualized cost reductions, increased warehouse capacity to $850 million, and an active sale process of U.K.-based bank.
•Provided guidance of Loan Volume of $1.575 to $1.725 billion, Total Net Revenues of $53.0 to $56.0 million, and Adjusted EBITDA of ($12.5) to ($14.0) million in Q2 2026.

NEW YORK – May 7, 2026 - Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better,” the “Company,” “our” or “we”), the AI-native mortgage and home equity finance company, today reported financial results for the first quarter ended March 31, 2026.
“Q1 2026 was a strong quarter for Better. We grew loan volume 89% year over year and exceeded the high end of our previously-issued guidance with revenue up 52% year over year. Tinman AI platform volume made up 50% of our loan volume, a level we expect to build from," said Vishal Garg, CEO and Founder of Better.
“Going into Q2, the higher-rate macro environment is shifting our mix toward HELOCs, and we are leaning into that shift. HELOCs come in at lower loan balance than refinance, but they carry higher gain on sale margins, which is driving meaningful revenue growth in Q2. And in the month of April alone, our top of funnel increased dramatically as our existing partnership pre-approval volume 2x’ed within the month, to grow from $100 million per day to a $200 million per day as one of our larger partners increased customer exposure to our product. This is a huge reservoir of pent-up customer demand, that while it may hesitate to lock and fund immediately now due to the uncertainty in the Middle East and elevated rates, it will unlock into massive volume and revenue growth once things settle down,” Garg added.

"Combined with the capital and cost actions we took earlier this year, we are well-positioned to continue advancing toward profitability," Garg added.

First Quarter 2026 Financial Highlights:
Following the reclassification of our U.K.-based bank to discontinued operations, prior-period results have been recast on a comparable basis.
GAAP Results:
•Total Net Revenues of $48 million, compared to $31 million in Q1 2025, reflecting 52% growth year over year.
•Net Loss of $70 million, compared to a loss of $51 million in Q1 2025 reflecting a 39% increase year over year.
Key Operating Metrics and Non-GAAP Financial Measures:

•Adjusted EBITDA loss of $19 million, compared to a loss of $36 million in Q1 2025, reflecting a 48% improvement year over year.
•Loan Volume of $1.64 billion, compared to $868 million in Q1 2025, reflecting 89% growth year over year and exceeding the high end of previously-issued guidance of $1.40 to $1.55 billion.
•5,018 Total Loans, compared to 2,975 in Q1 2025, reflecting 69% growth year over year.
•By Product: Refinance Loan Volume of $854 million comprised 52% of Loan Volume; Purchase Loan Volume of $588 million comprised 36% of Loan Volume; and HELOC Loan Volume of $203 million comprised 12% of Loan Volume.
•Year-over-year Loan Volume growth was driven primarily by increases in Refinance Loan Volume (542% growth). HELOC Loan Volume grew 30% and Purchase Loan Volume grew 2%.
•By Channel: Platform Loan Volume of $821 million comprised 50% of Loan Volume and D2C Loan Volume of $824 million comprised 50% of Loan Volume.
•Maintained a strong liquidity position, ending Q1 2026 with approximately $136 million of cash and cash equivalents, restricted cash, and net assets held for sale.
"Q1 reflected meaningful progress. Revenue grew 52% year over year while expenses grew only 27%, demonstrating real operating leverage and narrowing our adjusted EBITDA loss by 48% year over year," said Loveen Advani, CFO of Better.
“The $25 million in annualized cost reductions we announced last month, alongside the strengthened balance sheet from our capital raise, will further support this progress,” Advani added.
Guidance
•Q2 2026 Loan Volume: $1.575 to $1.725 billion.
•Q2 Total Net Revenues: $53.0 to $56.0 million.
•Q2 2026 Adjusted EBTIDA: ($12.5) to ($14.0) million.
•Reaffirmed Adjusted EBITDA breakeven by the end of Q3 2026.

A reconciliation of Adjusted EBITDA to Net Loss on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to benefit for income taxes, stock-based compensation, changes in fair value of warrant liabilities, and goodwill impairment, all of which are adjustments to Adjusted EBITDA.

First Quarter 2026 Operational Highlights:
•Top-five non-bank mortgage originator partner went live in February 2026 on the Tinman AI Platform, beginning with HELOCs in its direct-to-consumer division.
•Announced Coinbase partnership on March 26, 2026 to launch the first crypto-backed mortgage product, enabling qualified borrowers to pledge BTC or USDC as collateral to fund their cash down payment.
•Celebrated one-year anniversary of NEO Home Loans partnership in January 2026, which grew from a $1.50 billion run rate at onboarding to a $2.97 billion run rate in March 2026.
Subsequent Events in Q2 2026:
•Completed Underwritten Public Offering of $69 million, including full exercise of over-allotment option, and are terminating our ATM program.
•Announced sale process of U.K.-based bank and classified it as discontinued operations / held for sale assets and liabilities effective Q1 2026.
•Expanded warehouse capacity from $575 million at end of December 2025 to $850 million to support origination growth as the Tinman AI platform continues to scale.

•Announced $25 million in annualized cost reductions beginning in Q2 2026, with savings sourced from corporate overhead, reduced vendor spend, and the planned divestiture of the U.K.-based bank.
•Launched the Better Home Equity Card partnership with Stripe enabling borrowers to draw on home equity lines of credit via a card with official initial offering planned for Summer 2026.

Additional Information
For more information, please see the detailed financial data and other information available in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, to be filed with the Securities and Exchange Commission (the “SEC”), and the investor presentation on the investor relations section of the Company’s website at https://investors.better.com.
Webcast
As previously announced, Better will host a live webcast of its earnings video conference call beginning at 8:30am ET on May 7, 2026. To access the webcast and the related presentation, or to register to listen to the call by phone, go to the investor relations section of the Company’s website at investors.better.com or click the “Attendee Registration Link” below. Please join the webcast at least 10 minutes prior to start time. A replay will be available on Better’s investor relations website shortly after the call ends.
* Webcast Details *
Event Title: Better Home & Finance Holding Company 2026 First Quarter Results
Event Date: May 7, 2026, 08:30 AM (GMT-05:00) Eastern Time (US and Canada)
Attendee Registration Link:
https://events.q4inc.com/attendee/146947625
About Better
Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.
For more information, follow @tinmanAI on X and @betterdotcom on Instagram and TikTok.
Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding strategic partnerships, the planned divestiture of the U.K.-based bank, planned cost reductions, product offerings, further equity issuances, Adjusted EBITDA, Loan Volume and Total Net Revenues. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-

looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present selected financial data of the Company. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures and definitions of certain key metrics used herein.

Results of Operations

	Three Months Ended March 31,
(Amounts in thousands, except share and per share amounts)	2026	2025
Revenues:
Gain on loans, net	$44,801	$24,576
Other revenue	1,142	3,650
Net interest income
Interest income	7,284	7,595
Interest expense	(5,730)	(4,493)
Net interest income	1,554	3,102
Total net revenues	47,497	31,328
Expenses:
Compensation and benefits	55,736	43,892
General and administrative	8,948	10,777
Technology	8,361	6,649
Marketing and advertising	9,217	8,679
Loan origination expense	7,733	2,503
Depreciation and amortization	2,997	3,773
Other expenses	5,421	882
Total expenses	98,413	77,155
Loss before income tax expense	(50,916)	(45,827)
Income tax (benefit)/expense	(1,566)	145

Net loss continuing operations	(49,350)	(45,972)
Net loss discontinued operations	(20,961)	(4,585)
Net loss	$(70,311)	$(50,557)

Per share data:
	Three Months Ended March 31,
(Amounts in thousands, except share and per share amounts)	2026	2025
Loss per share attributable to common stockholders, basic and diluted:
Net loss from continuing operations	$ (3.01)	$ (3.03)
Net loss from discontinued operations	$ (1.28)	$ (0.30)
Net loss	$ (4.29)	$ (3.33)
Weighted average common shares outstanding — basic and diluted	16,410,119	15,166,729

Key Metrics
This press release refers to the following key metrics:
Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding.
Loan Volume consists of Funded Loan Volume and Processed Volume.
Processed Volume includes loans processed on the Tinman platform on behalf of our strategic partners but not funded by Better.
Purchase Loan Volume represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan at purchase date.
Refinance Loan Volume represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan at refinancing date.
HELOC Loan Volume represents the aggregate dollar amount of HELOC and close-end second lien loans funded in a given period based on the principal amount of the loan at funding.
D2C Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our partner relationships and our Tinman® AI Platform channel.
Platform Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our partner relationships.
Total Loans represents the total number of loans funded in a given period, including purchase loans, refinance loans, HELOC loans and closed-end second lien loans.
Use of Non-GAAP Measures and Other Financial Metrics
We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA, Funded Loan Volume and other key metrics.
We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants and equity-related liabilities, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt

(which includes interest on the Convertible Note (as defined in our Form 10-K), depreciation and amortization expense, and income tax (benefit)/expense.
This non-GAAP financial measure should not be considered in isolation and is not intended to be a substitute for any GAAP financial measure. This non-GAAP measure provides supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe this non-GAAP financial measure improves investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.
However, our calculation of Adjusted EBITDA may not be comparable to similarly titled performance measures presented by other companies. Further, although we use this non-GAAP measure to assess the financial performance of our business, this measure excludes certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.
Reconciliation of Non-GAAP Metrics

	Three Months Ended March 31,
(Amounts in thousands)	2026	2025
Adjusted EBITDA
Net loss	$(70,311)	$(50,557)
Income tax (benefit)/expense	(1,566)	145
Depreciation and amortization expense (1)	2,997	3,773
Stock-based compensation expense (2)	23,795	4,033
Interest and amortization on non-funding debt (3)	—	1,705
Restructuring, impairment, and other expenses (4)	(857)	570
Change in fair value of warrants and equity related liabilities (5)	6,202	(228)
Loss from discontinued operations	20,961	4,585
Adjusted EBITDA	$(18,779)	$(35,974)

(1)Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash expenses, and we believe that they do not correlate to the performance of our business during the periods presented.
(2)Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non-cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly).
(3)Interest and amortization on non-funding debt represents interest and amortization on the Convertible Note, which is included within net interest income in our Consolidated Statements of Operations and Comprehensive Loss.

(4)Restructuring, impairment, and other expenses are primarily comprised of employee one-time termination benefits, real estate restructuring losses, impairment of disposal groups classified as held for sale, and impairment of property and equipment.
(5)Change in fair value of warrants and equity related liabilities which comprise the Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss.

For Investor Relations Inquiries please email: ir@better.com
Source: Better Home & Finance Holding Company